Exhibit 10.13

6% CONVERTIBLE NOTE DUE OCTOBER 30, 2010

CONVERTIBLE PROMISSORY NOTE

THIS 6% CONVERTIBLE PROMISSORY NOTE DUE OCTOBER 30, 2010 ("NOTE") HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER THE ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO ORAN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NOACTION LETTERFROM THE SECURITIES AND EXCHANGE COMMISSION.

$440,000	May 5th, 2010

For value received SEAWRIGHT HOLDINGS, INC., a Delaware corporation ("Payor" or the "Company") promises to pay to AMERICAN MARKETING AND CAPITAL, INC or its assigns ("Holder") the principal sum of four hundred forty thousand dollars and no cents ($440,000.00) with simple interest on the outstanding principal amount at the rate of six percent (6%) per annum. The outstanding principal amount shall be due and payable on October 30, 2010 ("Maturity Date"). Interest shall commence with the date hereof and shall continue on the outstanding principal until paid in full. Interest shall be payable on the Maturity Date. Payment due on any date that is not a business day at the Payor's principal place of business shall be due and payable on the next business day.

1.            Upon an Event of Default (as defined below) or after October 30, 2010, interest shall accrue on this Note until payment in full thereof, both before and after judgment, at a rate equal to eight percent (8%) per annum.

2.            Each of the following shall constitute an Event of Default: (a) Payor's failure to pay the full principal amount and accrued but unpaid interest or any other amount payable hereunder when the same shall become due and payable; (b) the filing of any petition in bankruptcy against Payor or the appointment of a receiver or trustee in bankruptcy for Payor or the initiation of a similar proceeding against Payor, and the failure of Payor to cause such proceeding to be dismissed within 60 days thereafter; (c) the filing of any petition in bankruptcy by Payor; (d) Payor shall admit in writing its inability, or shall fail generally, to pay debts as they become due; or (e) Payor shall fail to perform any term, covenant, condition or agreement contained in this Note or any agreement or instrument executed by Payor in connection with this Note.

3.            At any time on or after the date of issuance of this Note and on or prior to the date of the payment in full thereof, Holder may, by written notice to the Company, convert the outstanding principal balance and all unpaid accrued interest into the number of shares of Common Stock, par value $0.001 per share ("Common Stock") of the Company equal to (i) the outstanding principal balance and all unpaid accrued interest of this Note, divided by (ii) $0.40 (as adjusted for any Common Stock splits, stock dividends, recapitalizations, combinations or the like). The Company shall not issue fractional shares, and any unconverted amounts resulting shall be paid at the time of such conversion.

4.           All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest, and thereafter to principal.

5.            Payor may prepay this Note in full or in part without premium or penalty at any time after the date hereof and prior to the Maturity Date to Holder at the address set forth below. If prepaid in part, Payor shall first pay all accrued unpaid interest on and then principal of the Note.

6.           Payor hereby waives demand, notice presentment, protest and notice of dishonor.

7.           The Company shall not, after the date hereof and until this Note is paid in full, issue any indebtedness, debentures, notes or other evidence of indebtedness that is or purports to be superior or senior in right of payment or priority to the indebtedness evidenced by this Note.

8.            The Holder has the right to declare the entire unpaid principal and interest under this Note due immediately after an Event of Default by Payor in its payment obligations hereunder and upon thirty (30) days' written notice to the Payor.

9.            Payor and Holder hereby jointly and severally waive trial by jury in any action or proceeding to which the Payor and Holder may be parties, arising out of, in connection with or in any way pertaining to, this Note and any other document which secures this Note. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such actions or proceedings, including claims against parties who are not parties to this Note. This waiver is knowingly, willingly and voluntarily made by Payor and Holder.

10.            THE TERMS OF THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have executed this 6% PROMISSORY NOTE DUE OCTOBER 30, 2010 as of the date first written above.

SEAWRIGHT HOLDINGS, INC.

By: /s/ Joel Patrick Sens

Name: Joel P. Sens

Title: President

AGREED TO AND ACCEPTED:
AMERICAN MARKETING AND CAPITAL, INC.
By: ______________________ __
Name:                         Victor Breda
Title:                                 President
Address: _____________________

_____________________________

_____________________________

_____________________________

IN WITNESS WHEREOF, the parties have executed this 6% PROMISSORY NOTE DUE OCTOBER 30, 2010 as of the date first written above.

SEAWRIGHT HOLDINGS, INC.

By: _____________________

Name:        Joel P. Sens

Title:                              President
AGREED TO AND ACCEPTED:
AMERICAN MARKETING AND CAPITAL, INC.

By:  /s/ Victor Breda

Name: Victor Breda

Title:  President

Address: 200 Ledgewood Place
                                        Suite 201
                   Rockland, MA 02370